SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       _________________________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of report (date of earliest event reported): October 9, 2003



                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




           Texas                       0-4690                    74-2126975
(State or other jurisdiction   (Commission file number)      (I.R.S. employer
of incorporation)                                            identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (512) 404-5000


                        _______________________________


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     Item 5. Other Events


     (1) The Company is reviewing its investment activities during the past year, including mark- ups and commissions paid during that time. The Company is also investigating, among other things, relationships between a broker-dealer used by the Company and William P. Tedrow. Mr. Tedrow is the president of the Company's FIC Financial Services, Inc. subsidiary and a Vice President of the Company. In his capacity at the Company, Mr. Tedrow has participated during the current year in the general supervision of investment activities.

          The Company's investigation of these matters is in the preliminary stages. Mr. Tedrow has been placed on administrative leave pending the results of this investigation. The Company has not reached any conclusion with regard to Mr. Tedrow's role, if any, in the activities under review.

     (2) In connection with the resignation of Eugene E. Payne as Chairman of the Company, Dr. Payne and the Company entered into an amendment to his employment agreement. Under the terms of the amendment, Dr. Payne agreed to continue as President and CEO for a period ending on February 20, 2004, subject to the right of the Company to terminate the employment period at an earlier date. At the end of the employment period, the amendment provides that Dr. Payne is to receive a severance payment in the amount of $360,000, net of applicable taxes.

          The amendment to the employment agreement of Eugene E. Payne is filed as Exhibit 10.1 to this 8-K.

     (3) The life insurance subsidiaries of the Company (Investors Life Insurance Company of North America and Family Life Insurance Company) have entered into investment management agreements with Conning Asset Management Company ("Conning"). Under these agreements, Conning will manage the investment security portfolios of the Company's life insurance subsidiaries in accordance with investment policies set by the Company's Board of Directors. In addition, Conning will provide such other investment advisory and investment accounting and reporting services to the Company's life insurance subsidiaries as may be reasonably requested and agreed to by Conning.


     Item 7. Financial Statement and Exhibits:

     (c)  Exhibits

          The following exhibit is included with this Report:

     Exhibit 10.1 Amendment No. 1 to Employment Agreement of Eugene E. Payne, dated as of October 9,2003.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FINANCIAL INDUSTRIES CORPORATION



Date: October 29, 2003                  By: /s/ Eugene E. Payne
                                           ____________________________________
                                           Eugene E. Payne
                                           Chief Executive Officer


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                                  Exhibit 10.1


                                 Amendment No. 1
                                       to
                              Employment Agreement


This Amendment No. 1 to the Employment Agreement (the "Agreement") dated as of November 4, 2002 ("Agreement Date") by and between Financial Industries Corporation, a Texas company ("Company"), and Eugene E. Payne ("Executive"), a resident of Texas. The parties desire to enter into this Amendment, which is intended to modify certain terms and conditions of the Agreement. In consideration of the mutual agreements contained herein, the Company and Executive agree as follows:


     1. Section 2.1 of the Agreement is hereby amended to delete all references to the position of Chairman. Executive agrees that the deletion of the title and responsibilities of Chairman is the result of mutual agreement between Executive and the Company. Accordingly, Executive agrees that said deletion does not constitute "Good Reason", within the meaning of Section 1.22 of the Agreement;

     2. Section 1.22 of the Agreement is hereby amended by the addition of the following at the end of sub-paragraph (a) of said section:

          and  provided, further, that :

          (i) the failure of Executive to continue to serve on the Board of Directors of the Company as a result of the final disposition of the litigation entitled Otter Creek Partnership I, L.P. v. Financial Industries Corporation, Cause No. GN 302072, 261st Judicial District Court of Travis County, Texas (the "Lawsuit"), whether by settlement between the parties or a final court ruling, shall not constitute Good Reason for purposes of this Agreement. Executive and Company acknowledge that, at the 2003 Annual Meeting of Shareholders of the Company, the proxies for the nominees of Financial Industries Corporation for the alternative potential outcomes of the Lawsuit were voted in a manner whereby Executive would not be elected to the Board of Directors of the Company, in the event that all or part of the proxies granted to the Company by the Roy F. and Joann Cole Mitte Foundation were to be set aside or reallocated;

          (ii) the failure of Executive to be nominated, appointed or elected and to continue to be nominated, re-elected or re-appointed as a member of the Board of Directors or as the Chairman, President and Chief Executive Officer of each of the Life Company Subsidiaries shall not constitute Good Reason for purposes of this Agreement; and


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          (iii)the close  supervision  and  direction  of  Executive  and of the business of the Company by the Board of Directors of the Company through the end of the Employment Period shall not constitute Good Reason for purposes of this Agreement.

     2. Section 3.1 of the Agreement is hereby amended in its entirety to read as follows:

          3.1 Employment Period. The term of Executive's employment under this Agreement (the "Employment Period") shall begin on the Agreement Date and end on February 20, 2004. The Company reserves the right, at its sole option, to establish an earlier date between August 22, 2003 and February 20, 2004 as the ending date of the Employment Period. Upon the advance written request of Executive, the Company may, but is not obligated to, consent to an earlier date between August 22, 2003 and February 20, 2004 as the ending date of the Employment Period.. At the end of the Employment Period, Executive shall be entitled to receive the payment (and only the payment) set forth in paragraph 4 of this Amendment No. 1 to the Employment Agreement.

     3. Section 4.2 is hereby deleted in its entirety. The phrase "or his Annual Bonus in violation of Section 4.2" is hereby deleted from Section 1.22(a)(viii).
Section 1.22(a)(x) is hereby deleted in its entirety.

     4. Article IV -Compensation is amended by the addition of the following section:

          4.2 Severance Payment. At the end of the Employment Period, Executive shall be entitled to receive, a severance payment in the amount of $360,000, net of any applicable deductions for federal income taxes and other related payroll taxes. The Company shall make such severance payment to the Executive on the later of (i) January 9, 2004 or (ii) ten business days following the last day of the Employment Period, as determined in accordance with the provisions of Section 3.1 of this Agreement, as amended


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     5. All capitalized terms in this Amendment shall have the meaning set forth in the Agreement, in the absence of a different definition set forth herein.

     6. To the extent that any terms of this Amendment are inconsistent with the express terms of the Agreement, this Amendment shall control. All other terms in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Company and Executive have caused this Amendment to be executed as of this 9th day of October, 2003.



                                        Financial Industries Corporation

                                        By:      /s/ R. Keith Long
                                             ___________________________________
                                        Title:  Chairman


Executive:                              By:     /s/ Eugene E. Payne
                                            ____________________________________
                                            Eugene E. Payne


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